UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2004

MSB FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	0-24898 (Commission File Number)	38-3203510 (IRS Employer Identification No.)
107 North Park Street, Marshall, Michigan (Address of principal executive offices)	49068 (Zip Code)

Registrant's telephone number, including area code (269) 781-5103

N/A (Former name or former address, if changed since last report)
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Item 5. Other Events and Regulation FD Disclosure.

            On January 26, 2004, the Registrant issued the press release attached to this report as Exhibits 99.1 and incorporated herein by reference, announcing that at its meeting of shareholders held January 22, 2004, the merger of the Company into Monarch Community Bancorp, Inc. was approved.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated January 26, 2004

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MSB FINANCIAL, INC.

Date: January 27, 2004	By:	/s/ Charles B. Cook Charles B. Cook President and Chief Executive Officer

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EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release Dated January 26, 2004.

END